Exhibit 99.2

T2 Biosystems Announces U.S. Launch of COVID-19 Diagnostic Test

The T2SARS-CoV-2TM Panel will run on the FDA cleared T2Dx® Instrument

LEXINGTON, Mass., June 30, 2020 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens, today announced the completion of validation of its COVID-19 molecular diagnostic test, the T2SARS-CoV-2 Panel. The test was developed by T2 Biosystems under a license agreement with the Center of Discovery and Innovation at Hackensack Meridian Health and is being commercially distributed after validation meeting requirements for an Emergency Use Authorization (EUA) request to FDA.

The T2SARS-CoV-2 Panel is designed to detect SARS-CoV-2, the virus that is responsible for COVID-19 infections. The T2SARS-CoV-2 Panel provides sample-to-answer results in less than two hours, utilizing a nasopharyngeal swab sample. Clinical testing on known positive and negative patient samples showed a sensitivity of 95% and specificity of 100%. The T2SARS-CoV-2 Panel runs on the Company’s FDA-cleared T2Dx® Instrument, which is a fully-automated, random access system capable of performing seven tests simultaneously.

“We are proud to announce the U.S. launch of our molecular diagnostic test, the T2SARS-CoV-2 Panel, which has demonstrated excellent clinical performance. Adding this test to our existing sepsis-related portfolio illustrates our commitment to transformative diagnostics that improve the lives of patients,” said John Sperzel, President and Chief Executive Officer of T2 Biosystems. “Given the susceptibility of critically-ill COVID-19 patients to develop bacterial or fungal co-infections and secondary infections that can lead to sepsis, we believe our platform can be used to identify acute COVID-19 infections, and optimize outcomes for patients under intensive care.”

The T2Dx Instrument can also run the Company’s FDA-cleared T2Bacteria® Panel and T2Candida® Panel. These panels can detect sepsis-causing pathogens, both bacterial and fungal respectively, directly from whole blood in three to five hours, without the need to wait for a blood culture, which typically takes days to provide results and is not as sensitive. By providing quicker results, the panels enable clinicians to target therapy faster than ever for their patients suspected of sepsis, leading to better patient outcomes, improved antibiotic stewardship, and reductions in length of stay in the hospital.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, T2Candida® Panel, the T2Bacteria® Panel, the T2ResistanceTM Panel, and the T2SARS-CoV-2TM Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2CaurisTM Panel, and T2Lyme TM Panel, as well as additional products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers, as well as biothreat pathogens.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the T2SARS-CoV-2 panel’s results, the T2Dx® Instrument’s simultaneous testing capacity, the ability to target patients under intensive care, the benefit of early identification of bacterial or fungal infections, as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission, or SEC, on March 16, 2020, and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Media Contact:

Gina Kent, Vault Communications

gkent@vaultcommunications.com

610-455-2763

Investor Contact:

Philip Trip Taylor, Gilmartin Group

philip@gilmartinIR.com

415-937-5406